                               [Motor Cargo Logo]

                     Presentation to the Board of Directors
                                October 15, 2001

           (Updated through date of announcement of October 15, 2001)


         The information contained in this information package should be considered confidential and should not be used for any purposes other than the Board of Directors' consideration of this transaction.

                          Morgan Keegan & Company, Inc.
                               Investment Banking
                              50 North Front Street
                                   19th Floor
                                Memphis, TN 38103
                                 (901) 524-4100

Table Of Contents                                             [Motor Cargo Logo]
--------------------------------------------------------------------------------




Overview of Transaction .............................................Tab 1
Methodology .........................................................Tab 2
Company Overviews ...................................................Tab 3
Motor Cargo Financial Review ........................................Tab 4
Union Pacific Financial Review ......................................Tab 5
Valuation Analysis ..................................................Tab 6
  1. Historical Stock Price and Exchange Ratio Analysis
  2. Peer Group Analysis
  3. Selected Precedent Transactions Analysis
  4. Discounted Cash Flow Analysis
  5. Pro Forma Impact Analysis
  6. Premium Analysis
  7. Valuation Summary






--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.

Overview of Transaction                                       [Motor Cargo Logo]
--------------------------------------------------------------------------------

Motor Cargo Industries, Inc. ("Motor Cargo" or "CRGO" or the "Company") and Union Pacific Corporation ("Union Pacific" or "UNP" or "UP") propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated October 12, 2001 (the "Merger Agreement"). The Merger Agreement contains an offer (the "Exchange Offer") by UP to exchange the Consideration (defined below) for each share of common stock of Motor Cargo, no par value per share, issued and outstanding (the "Motor Cargo Common Stock") and provides, among other things, for the merger of Motor Cargo with and into a wholly-owned subsidiary of UP (the "Merger") after completion of the Exchange Offer (collectively the Exchange Offer and Merger are sometimes hereinafter called the "Transaction"). The Exchange Offer is an offer by UP to exchange each issued and outstanding share of Motor Cargo Common Stock for 0.26 shares of common stock, par value of $2.50, of UP (the "UP Common Stock") (the "Stock Consideration"), or $12.10 per share in cash (the "Cash Consideration"), subject to certain procedures and limitations contained in the Merger Agreement, as to which procedures and limitations we are expressing no opinion. After completing the Exchange Offer, in the Merger each share of Motor Cargo Common Stock not so exchanged in the Exchange Offer (other than shares of Motor Cargo Common Stock acquired by UP in the Exchange Offer or otherwise held by UP, Motor Cargo or their respective affiliates) shall be converted into the right to receive the Cash Consideration. The Stock Consideration and Cash Consideration are hereafter collectively referred to as the "Consideration." Upon consummation of the Transaction, the business historically conducted by Motor Cargo will be operated as a separate wholly-owned subsidiary of UP. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

Pre-merger fully-diluted common shares outstanding:
---------------------------------------------------

Motor Cargo's fully-diluted common shares outstanding:

         Common shares outstanding as of June 30, 2001:                                    6,473,140
         Option and warrants converted using the treasury method (1) (2):                     92,790
                                                                                              ------
         Total fully-diluted common shares outstanding:                                    6,565,930

Union Pacific's fully-diluted common shares outstanding:

         Common shares outstanding as of June 30, 2001:                                  248,345,605
         Option and warrants converted using the treasury method (1) (3):                  1,314,432
                                                                                           ---------
         Total fully-diluted common shares outstanding:                                  249,660,037

(1) Option and warrant conversion calculations based on closing prices as of October 15, 2001 of $9.95 and $48.02 of Motor Cargo and Union Pacific, respectively.

(2) Per option and warrant summary schedule as of September 30, 2001, provided by Motor Cargo's management.

(3) Per discussions with UP's management, the number of options and warrants outstanding, as well as weighted-average strike prices, has not changed materially from what is published in its latest 10-K dated December 31, 2000, which is the source document for certain information used to calculate options that are in-the-money.




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Morgan Keegan & Company, Inc.                                             Page 1

--------------------------------------------------------------------------------
Overview of Transaction                                       [Motor Cargo Logo]
Transaction Valuations Assuming Various UNP Stock Prices
($ in millions except per share values)

o UNP stock price on the date of the closing will ultimately determine the transaction's valuation.

o Assuming 100% stock transaction, the valuations are shown below:

o Last twelve month ("LTM") results are for the period ended June 30, 2001.

                                                                               ----------------------------------------------------
                                                                                                                         Book
                                                                                        LTM Results of Target            Value
------------------------------------------------------------------------------------------------------------------------  per
Effective     Acquiror           Consideration   Equity    Net      Enterprise                                Net       Diluted
Date          Target                              Value   Debt (1)    Value     Revenue    EBIT    EBITDA   Income       Share
-----------------------------------------------------------------------------------------------------------------------------------
Pending       Union Pacific
              Motor Cargo (2)    Cash/Stock       $ 82.6  $ (2.2)    $  80.5     $136.7    $10.3     $19.0     $ 6.8     $9.09
-----------------------------------------------------------------------------------------------------------------------------------
      -       Union Pacific
              Motor Cargo (3)    Cash/Stock       $ 83.5  $ (2.2)    $  81.4     $136.7    $10.3     $19.0     $ 6.8     $9.09
-----------------------------------------------------------------------------------------------------------------------------------
      -       Union Pacific
              Motor Cargo (4)    Cash/Stock       $ 93.1  $ (2.2)    $  90.9     $136.7    $10.3     $19.0      $ 6.8    $9.06
-----------------------------------------------------------------------------------------------------------------------------------



                                  -----------------------------------------------
                                   Enterprise Value Multiples of:  Equity Values
                                                                   Multiples of:
---------------------------------------------------------------------------------
Effective     Acquiror                                            Net   Book
Date          Target               Revenue    EBIT     EBITDA    Income  Value
---------------------------------------------------------------------------------
Pending       Union Pacific
              Motor Cargo (2)       0.6x      7.8x     4.2x      12.2x    l.4x
---------------------------------------------------------------------------------
   -          Union Pacific
              Motor Cargo (3)       0.6x      7.9x     4.3x      12.4x    l.4x
---------------------------------------------------------------------------------
   -          Union Pacific
              Motor Cargo (4)       0.6x      8.8x     4.8x      13.8x    l.5x
---------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                             Page 2

Overview of Transaction                                       [Motor Cargo Logo]
--------------------------------------------------------------------------------
Implied Range of Stock Consideration


       [Graph Showing value of stock consideration using UNP share price]











--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                             Page 3

Methodology                                                   [Motor Cargo Logo]
--------------------------------------------------------------------------------


In connection with rendering its opinion, Morgan Keegan, among other things:

o reviewed the draft of the Merger Agreement and the terms of the Transaction and drafts of certain related documents;

o reviewed certain publicly available business and financial information relating to Motor Cargo and Union Pacific;

o reviewed certain other information provided to us by Motor Cargo and Union Pacific and discussed the business prospects of Motor Cargo and Union Pacific with Motor Cargo's and Union Pacific's management;

o reviewed the reported historical prices and historical trading activity for Motor Cargo's common stock and Union Pacific's common stock for the period from October 16, 2000 to October 15, 2001;

o compared and considered the financial performance of Motor Cargo and Union Pacific and the prices and trading activity of Motor Cargo common stock and Union Pacific common stock with that of certain other publicly-traded companies and their securities;

o reviewed the financial terms, to the extent publicly available, of certain other business combinations and other transactions that we deemed relevant;

o reviewed the pro forma impact of the Transaction on the estimated earnings per share for the year ended December 31, 2001 of Union Pacific under certain scenarios;

o performed such other analyses and considered such other factors as Morgan Keegan deemed appropriate;

o assumed no responsibility for independent verification of any of the foregoing information and relied on its being complete and accurate in all material respects;

o with respect to financial forecasts, Morgan Keegan assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Motor Cargo as to future financial performance of Motor Cargo; and

o Morgan Keegan did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Motor Cargo or Union Pacific, nor was Morgan Keegan furnished with any such evaluations or appraisals.


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                             Page 4

Company Overviews                                             [Motor Cargo Logo]
--------------------------------------------------------------------------------

[Motor Cargo Logo]

o Motor Cargo Industries, Inc. ("Motor Cargo" or the "Company") is a regional less-than-truckload ("LTL") carrier that provides transportation and logistics services to shippers within the western United States.

o Motor Cargo transports general commodities, including consumer goods, packaged foodstuffs, electronics, computer equipment, apparel, hardware, industrial goods, and auto parts for a diversified customer base.

o Motor Cargo offers a broad range of services including expedited scheduling and full temperature-controlled services. Through its wholly-owned subsidiary, MC Distribution Services, Inc., Motor Cargo also provides customized logistics, warehousing and distribution management services.

o The Company has approximately 3,800 regular customers with an average monthly revenue billing of $1,000 or more. The Company's customers are not concentrated in any one area or industry and no one customer accounts for over 4% of revenues. The Company's top customers include Starbucks, 3M, Pepperidge Farm, International Game Technology, General Motors, Goodyear and Olin Corporation.

o As of December 31, 2000, approximately 45% of the Motor Cargo's shipments are delivered overnight, and an additional 33% of the Company's shipments are delivered within two days.

o As of December 31, 2000, the Company utilized 30 strategically located service centers. In addition, the Company provides service to 24 smaller markets within its service region pursuant to agreements with independent agents, most of which act as exclusive agents for the Company.

o As of December 31, 2000, the Company employed 632 full time drivers. Including part time, there are 192 linehaul drivers and 476 pick-up and delivery drivers. In addition, the Company supplements its linehaul fleet with the use of 67 linehaul drivers pursuant to an agreement with the FHF Transportation Company, and approximately 16 contracted independent linehaulers.

o The Company employed 1,726 personnel as of December 31, 2000. Approximately 11% of the Company's employees are covered by two separate collective bargaining agreements relating to employees at the Company's North Salt Lake, Utah and Reno, Nevada service centers. Although these agreements cover most of the employees at these two facilities, fewer than half of these employees are actually members of unions.



--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                             Page 5

Company Overviews                                             [Motor Cargo Logo]
--------------------------------------------------------------------------------
[Union Pacific Logo]
[Overnite Logo]


o Union Pacific Corporation ("Union Pacific") was incorporated in Utah in 1969. Union Pacific operates primarily in the areas of rail transportation, through its subsidiary Union Pacific Railroad Company ("the Railroad"), and trucking, through its subsidiary Overnite Transportation Company ("Overnite").

o The Railroad is a Class I railroad that operates in the United States. It has over 34,000 route miles linking Pacific Coast and Gulf Coast ports to the Midwest and eastern United States gateways and providing several north/south corridors to key Mexican gateways.

o Union Pacific generally transports commodities across multiple industries including agricultural, energy, chemicals, automotive, industrial products and intermodal.

o Union Pacific's customers include Eastman Chemical, Midwest Generation, Thrall Car Manufacturing, DaimlerChrysler and Toyota.

o Approximately 87% of the Railroad's nearly 50,000 employees are represented by rail unions.

o Overnite, based in Richmond, Virginia, is a major interstate trucking company specializing in less-than-truckload shipments. Overnite serves all 50 states and portions of Canada and Mexico through 167 service centers located throughout the United States. Overnite transports a variety of products including machinery, tobacco, textiles, plastics, electronics and paper products.

o Overnite delivers 63% of all freight within two days. Overnite's 166 service centers nationwide posted an on-time service performance standard of approximately 98% throughout the year. In 2000, Overnite also became the first nationwide LTL carrier to offer guaranteed pickup service.




--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                             Page 6

Financial Review                                              [Motor Cargo Logo]
--------------------------------------------------------------------------------


                                                   [Motor Cargo Logo]
                                       Financial Highlights (as reported)

                                                    Revenues
                                                 ($ in millions)
Year                                    1998                         1999               2000
Revenues                               $114.7                       $125.3             $131.1

                                             EBIT & Operating Ratio
                                                 ($ in millions)
Year                                     1998                        1999               2000
EBIT                                     $9.4                        $7.7               $9.7
Operating Ratio                          91.8%                       93.9%             92.6%

                                              EBIT & EBITDA Margin
                                                 ($ in millions)
Year                                     1998                        1999               2000
EBITDA                                   $17.3                       $16.5             $18.4
EBITDA Margin                            15.1%                       13.2%             14.1%

                                        EPS & Primary Shares Outstanding
                                                 ($ in millions)
Year                                      1998                       1999               2000
EBIT                                      $0.83                      $0.67             $0.88
Primary Shares Oustanding                 6,975                      6,945             7,296



--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                             Page 7

Financial Review                                              [Motor Cargo Logo]
--------------------------------------------------------------------------------



MOTOR CARGO INDUSTRIES, INC.
Historical Balance Sheets
($ in thousands)

                                                         As of December 31,           As of June 30,
                                                   1998         1999         2000          2001
                                                ----------------------------------     -----------
ASSETS
Current Assets
Cash and cash equivalents                       $  7,515     $  5,509     $  7,034     $  6,386
Receivables                                       14,183       16,570       18,125       17,399
Prepaid expenses                                   2,630        2,720        2,112        1,697
Supplies inventory                                   460          568          637          642
Deferred income taxes                              1,365        1,723        1,734        1,734
Income taxes receivable                              623           --           --           --
                                                ----------------------------------     -----------
Total current assets                              26,775       27,090       29,642       27,858
                                                ----------------------------------     -----------
Property and Equipment
Cost                                              85,954       99,460      106,186      108,021
Less accumulated depreciation and
amortization                                      40,560       46,644       51,851       51,203
                                                ----------------------------------     -----------
Net                                               45,394       52,815       54,335       56,818
                                                ----------------------------------     -----------
Other
Advances for purchase of real property                --           --          788           --
Other, net                                            --          664          601          609
Deferred charges                                     426           --           --           --
Unrecognized net pension obligation                   64           --           --           --
                                                ----------------------------------     -----------
Other Assets                                         490          664        1,388          609
TOTAL ASSETS                                    $ 72,660     $ 80,570     $ 85,365     $ 85,285
                                                ==================================     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current maturities of long-term obligations     $    100     $    109     $    119     $    124
Accounts payable                                   4,238        3,362        2,854        3,217
Accrued liabilities                                5,021        6,323        7,478        8,141
Accrued claims                                     1,382        1,727        1,440        1,433
Income taxes payable                                  --          120          435          582
                                                ----------------------------------     -----------
Total current liabilities                         10,741       11,641       12,327       13,496
Other Liabilities                                     --
Long-term obligations, less current
maturities                                         5,390        8,021        8,015        4,098
Deferred Income Taxes                              7,255        7,267        7,522        7,522
                                                ----------------------------------     -----------
Total Liabilities                                 23,386       26,929       27,864       25,116
Stockholders* Equity
Commonstock                                       12,135       11,850        9,289        9,315
Retained earnings                                 37,139       41,792       48,212       50,854
                                                ----------------------------------     -----------
Total Stockholders* Equity                        49,274       53,641       57,501       60,169
TOTAL LIABILITIES AND STOCKHOLDERS* EQUITY      $ 72,660     $ 80,570     $ 85,365     $ 85,285
                                                ==================================     ===========

                                                        Balance Sheet Highlights

                                           Net Debt Calculation ($ in thousands)
Cash                                                                                $    (6,386)
Current maturities of long-term obligations                                         $       124
Long-term obligations                                                               $     4,098
                                                                                   ---------------
         Net Debt                                                                   $    (2,164)

                                                              Shares Outstanding

Latest shares outstanding (6/30/01)                                                   6,473,140
Options converted using treasury method                                                  92,790
                                                                                   ---------------
         Fully-diluted shares outstanding                                             6,565,930

                                         Book Value per Diluted Share Calculation
Book value (as of 6/30/01 in $ thousands)                                           $    60,169
Fully-diluted shares outstanding                                                      6,565,930
                                                                                   ---------------
         Book value per fully-diluted share                                         $      9.16


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                             Page 8

Financial Review                                              [Motor Cargo Logo]
--------------------------------------------------------------------------------

MOTOR CARGO INDUSTRIES, INC.
Historical Income Statements
($ in thousands)                                                  For Years Ended December 31,
                                        ---------------------------------------------------------------------------------
                                            1998           %            1999           %           2000           %
                                        ---------------------------------------------------------------------------------
OPERATING REVENUES                      $ 114,725        100.0%    $   125,310       100.0%    $ 131,112        100.0%
OPERATING EXPENSES
   Salaries, wages and benefits             51,747        45.1%         59,502        47.5%        65,166        49.7%
   Operating supplies and expenses          15,974        13.9%         20,342        16.2%        21,812        16.6%
   Purchased transportation                 17,976        15.7%         15,580        12.4%        11,870         9.1%
   Operating taxes and licenses              3,885         3.4%          4,730         3.8%         5,048         3.9%
   Insurance and claims                      3,651         3.2%          3,826         3.1%         3,381         2.6%
   Depreciation and amortization             7,928         6.9%          8,822         7.0%         8,772         6.7%
   Communications and utilities              1,924         1.7%          2,023         1.6%         2,176         1.7%
   Building and equipment rents              2,365         2.1%          3,043         2.4%         3,424         2.6%
   Gain on sale of equipment                  (103)       (0.1%)          (241)       (0.2%)         (206)       (0.2%)
                                        ---------------------------------------------------------------------------------
Total operating expenses                   105,345        91.8%        117,628        93.9%       121,442        92.6%
         Operating income                    9,380         8.2%          7,682         6.1%         9,670         7.4%
OTHER INCOME (EXPENSE)
   Interest expense                           (154)       (0.1%)          (139)       (0.1%)         (158)       (0.1%)
   Other, net                                  223         0.2%            110         0.1%           988         0.8%
                                        ---------------------------------------------------------------------------------
                                                69         0.1%            (29)       (0.0%)          830         0.6%
Income before income taxes                   9,449         8.2%          7,653         6.1%        10,500         8.0%
                                        ---------------------------------------------------------------------------------
Income taxes                                 3,660         3.2%          3,000         2.4%         4,080         3.1%
Net Income                              $    5,789         5.0%    $     4,653         3.7%    $    6,420         4.9%
                                        =================================================================================
Basic earnings per share                $     0.83                 $      0.67                 $     0.95
Fully-diluted earnings per share        $     0.83                 $      0.67                 $     0.95
EBITDA                                  $   17,307        15.1%    $    16,504        13.2%    $   18,442        14.1%




--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                             Page 9

Financial Review                                              [Motor Cargo Logo]
--------------------------------------------------------------------------------

MOTOR CARGO INDUSTRIES, INC.
Historical Income Statements
($ in thousands)                                      Six Months Ended June 30,                       LTM Ended
                                         -----------------------------------------------------     -----------------------------
                                             2000           %           2001           %            June 30, 2001        %
                                         -----------------------------------------------------     -----------------------------
OPERATING REVENUES                       $ 62,157         100.0%     $   67,704      100.0%          $ 136,659        100.0%
OPERATING EXPENSES
   Salaries, wages and benefits              30,971        49.8%         35,255       52.1%             69,449         50.8%
   Operating supplies and expenses           10,091        16.2%         10,964       16.2%             22,685         16.6%
   Purchased transportation                   5,849         9.4%          5,561        8.2%             11,582          8.5%
   Operating taxes and licenses               2,417         3.9%          2,523        3.7%              5,154          3.8%
   Insurance and claims                       1,752         2.8%          1,886        2.8%              3,515          2.6$
   Depreciation and amortization              4,497         7.2%          4,390        6.5%              8,666          6.3%
   Communications and utilities               1,018         1.6%          1,086        1.6%              2,243          1.6%
   Building and equipment rents               1,726         2.8%          1,552        2.3%              3,249          2.4%
   Gain on sale of equipment                    (90)       (0.1%)            47        0.1%                (69)        (0.1%)
                                         -----------------------------------------------------     -----------------------------
   Other non-recurring expense                  103         0.2%              -        0.0%               (103)        (0.1%)
                                         -----------------------------------------------------     -----------------------------
Total operating expenses                     58,333        93.8%         63,264       93.4%            126,372         92.5%
         Operating income                     3,823         6.2%          4,440        6.6%             10,286          7.5%
OTHER INCOME (EXPENSE)

   Interest expense                             (88)       (0.1%)           (64)      (0.1%)              (133)        (0.1%)
   Other, net                                    51         0.1%             81        0.1%              1,018          0.7%
                                         -----------------------------------------------------     -----------------------------
Total other                                     (37)       (0.1%)            17        0.0%                885          0.6%
Income before income taxes                    3,786         6.1%          4,457        6.6%             11,171          8.2%
                                         -----------------------------------------------------     -----------------------------
Income taxes                                  1,479         2.4%          1,816        2.7%              4,417          3.2%
Net Income                                 $  2,307         3.7%     $    2,642        3.9%          $   6,755          4.9%
                                         =====================================================     =============================
Basic earnings per share                   $   0.34                  $     0.41                      $    1.03
Fully-diluted earnings per share           $   0.34                  $     0.41                      $    1.03
EBITDA                                     $  8,320        13.4%     $    8,830       13.0%          $  18,952         13.9%



--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 10

Financial Review                                              [Motor Cargo Logo]
--------------------------------------------------------------------------------

Motor Cargo Historical Income Statement Highlights
--------------------------------------------------


                                               Motor Cargo: Percent Change from Previous Year



                                          1999              2000              Six Months Ended
                                        vs. 1998          vs. 1999          6/30/01 vs. 6/30/00
                                   --------------------------------------------------------------
Revenue                                    9.2%              4.6%                   8.9%
Operating Income                         (18.1%)            25.9%                  16.1%
EBITDA                                    (4.6%)            11.7%                   6.1%
Net Income                               (19.6%)            38.0%                  14.5%
Basic & Diluted EPS                      (19.3%)            41.8%                  20.6%






--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 11

Financial Review                                              [Motor Cargo Logo]
--------------------------------------------------------------------------------

                                   [Union Pacific Logo]
                         Financial Highlights (as reported)

                                      Revenues
                                   ($ in millions)
Year                       1998                        1999                  2000
Revenues                 $10,514                      $11,237               $11,878

                               EBIT & Operating Ratio
                                   ($ in millions)
Year                       1998                        1999                  2000
EBIT                      $(171)                      $1,804                $1,903
Operating Margin          101.6%                       83.9%                84.0%

                                EBIT & EBITDA Margin
                                   ($ in millions)
Year                       1998                        1999                  2000
EBITDA                     $899                       $2,887                $3,043
EBITDA Margin              8.6%                        25.7%                25.6%

                          EPS & Primary Shares Outstanding
                                   ($ in millions)
Year                       1998                        1999                  2000
EBIT                      $(2.57)                      $3.17                $3.42
Shares Oustanding          246.0                       246.6                246.5






--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 12

Financial Review                                              [Motor Cargo Logo]
--------------------------------------------------------------------------------



UNION PACIFIC CORPORATION
Historical Balance Sheets
($ in millions)                                                  As of December 31,                     As of June 30,
                                                  -------------------------------------------------    -----------------
                                                        1998             1999           2000                 2001
                                                  -------------------------------------------------    -----------------
ASSETS
   Current Assets
     Cash and temporary investments                  $    176        $   175         $     105           $     130
     Accounts receivable - net                            643            581               597                 640
     Inventories                                          343            337               360                 309
     Current deferred tax asset                           244            111                89                 118
     Other current assets                                  96            110               134                 162
                                                  -------------------------------------------------    -----------------
   Total Current Assets                                 1,502          1,314             1,285               1,359
Investments
     Investments in and advances to affiliated
       companies                                          520            657               644                 667
     Other investments                                    171             96                96                 100
                                                  -------------------------------------------------    -----------------
   Total Investments                                      691            753               740                 767
                                                  -------------------------------------------------    -----------------
Properties
     Cost                                              33,145         34,370            35,458              35,755
     Accumulated depreciation                          (6,206)        (6,851)           (7,262)             (7,330)
                                                  -------------------------------------------------    -----------------
   Net                                                 26,939         27,519            28,196              28,425
                                                  -------------------------------------------------    -----------------
Other                                                       -              -                 -                 440
   Other Assets                                           242            302               278                 440
                                                  -------------------------------------------------    -----------------
         TOTAL ASSETS                                $ 29,374        $29,888         $  30,499           $  30,991
                                                  =================================================    =================
LIABILITIES AND STOCKHOLDERS' EQUITY
   Current Liabilities
     Accounts payable                                $    586        $   598         $     658           $     580
     Accrued wages and vacation                           410            409               422                 433
     Accrued casualty costs                               400            385               409                 407
     Income and other taxes                               301            256               234                 251
     Dividends and interest                               289            290               265                 260
     Debt due within one year                             181            214               207                 200
     Other current liabilities                            765            733               767                 627
                                                  -------------------------------------------------    -----------------
   Total Current Liabilities                            2,932          2,885             2,962               2,758
Other Liabilities
     Debt due after one year                            8,511          8,426             8,144               8,299
     Deferred income taxes                              6,308          6,715             7,143               7,377
     Accrued casualty costs                               995            934               834                 772
     Retiree benefits obligation                          803            791               745                 751
     Other long-term liabilities                          932            636               509                 501
                                                  -------------------------------------------------    -----------------
   Total Liabilities                                   20,481         20,387            20,337              20,458
Stockholders' Equity
     Company-obligated mandatorily redeemable
       convertible preferred securities                 1,500          1,500             1,500               1,500
     Common stockholders' equity                        7,393          8,001             8,662               9,033
                                                  -------------------------------------------------    -----------------
   Total Stockholders' Equity                           8,893          9,501            10,162              10,533
TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY                                            $ 29,374      $  29,888         $  30,499           $  30,991
                                                  =================================================    =================

                                                        Balance Sheet Highlights

                                           Net Debt Calculation ($ in thousands)
Cash                                                                                                $         (130)
Current maturities of long-term obligations                                                         $          200
Long-term obligations                                                                               $        8,800
Preferred Stock                                                                                     $        1,500
                                                                                                   ---------------------
         Net Debt                                                                                   $       10,370

                                                              Shares Outstanding

Latest shares outstanding (6/30/01)                                                                    248,345,605
Options converted using treasury method                                                                  1,314,432
                                                                                                   ---------------------
         Fully-diluted shares outstanding                                                              249,660,037

                                         Book Value per Diluted Share Calculation

Book value (as of 6/30/01 in $ millions)                                                            $       10,533

Fully-diluted shares outstanding                                                                       249,660,037
                                                                                                   ---------------------
         Book value per fully-diluted share                                                         $        42.19

--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 13

Financial Review                                              [Motor Cargo Logo]
--------------------------------------------------------------------------------



UNION PACIFIC CORPORATION
Historical Income Statements
($ in millions)                                                   For Years Ended December 31,
                                        ---------------------------------------------------------------------------------
                                            1998           %            1999           %           2000           %
                                        ---------------------------------------------------------------------------------
OPERATING REVENUES
     Rail, trucking and other            $  10,514       100.0%      $ 11,237        100.0%     $  11,878      100.0%
OPERATING EXPENSES
     Salaries, wages and employee
       benefits                              4,348        41.4%         4,285         38.1%         4,311       36.3%
     Equipment and other rents               1,390        13.2%         1,297         11.5%         1,281       10.8%
     Depreciation                            1,070        10.2%         1,083          9.6%         1,140        9.6%
     Fuel and utilities                        843         8.0%           832          7.4%         1,350       11.4%
     Materials and supplies                    565         5.4%           590          5.3%           593        5.0%
     Goodwill impairment                       547         5.2%             -          0.0%             -        0.0%
     Casualty costs                            475         4.5%           378          3.4%           360        3.0%
     Other costs                             1,447        13.8%           968          8.6%           940        7.9%
                                        ---------------------------------------------------------------------------------
         Total                              10,685       101.6%         9,433         83.9%         9,975       84.0%
                                        ---------------------------------------------------------------------------------
         Operating Income                     (171)       (1.6%)        1,804         16.1%         1,903       16.0%
OTHER INCOME (EXPENSE)
     Other income                              189         1.8%           131          1.2%           130        1.1%
     Interest expense                         (714)       (6.8%)         (733)        (6.5%)         (723)      (6.1%)
                                        ---------------------------------------------------------------------------------
Income (loss) before income taxes             (696)       (6.6%)        1,202         10.7%         1,310       11.0%
                                        ---------------------------------------------------------------------------------
Income taxes                                    63         0.6%          (419)        (3.7%)         (468)      (3.9%)
Net income (loss) from
   continuing operations                      (633)       (6.0%)          783          7.0%           842        7.1%
                                        =================================================================================
Basic earnings per share                 $   (2.57)                  $   3.17                   $    3.42
Fully-diluted earnings per share         $   (2.57)                  $   3.12                   $    3.34
EBITDA/(1)/                              $   1,446        13.8%      $  2,887         25.7%     $   3,043       25.6%


(1) Includes depreciation and goodwill impairment.


--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 14

Financial Review                                              [Motor Cargo Logo]
--------------------------------------------------------------------------------

UNION PACIFIC CORPORATION
Historical Income Statements
($ in millions)                                      Six Months Ended June 30,                        LTM Ended
                                        -----------------------------------------------------      -----------------------------
                                            2000            %           2001          %             June 30, 2001        %
                                        -----------------------------------------------------      -----------------------------
OPERATING REVENUES
    Rail, trucking and other              $  5,872       100.0%      $   5,941     100.0%           $   11,947         100.0%
OPERATING EXPENSES
    Salaries, wages and employee
       benefits                              2,105        35.8%          2,148      36.2%                4,354          36.4%
    Equipment and other rents                  625        10.6%            660      11.1%                1,316          11.0%
    Depreciation                               565         9.6%            585       9.8%                1,160           9.7%
    Fuel and utilities                         622        10.6%            690      11.6%                1,418          11.9%
    Materials and supplies                     311         5.3%            284       4.8%                  566           4.7%
    Goodwill impairment                          -         0.0%              -       0.0%                    -           0.0%
    Casualty costs                             178         3.0%            185       3.1%                  367           3.1%
    Other costs                                472         8.0%            456       7.7%                  924           7.7%
                                        -----------------------------------------------------      -----------------------------
         Total                               4,878        83.1%          5,008      84.3%               10,105          84.6%
                                        -----------------------------------------------------      -----------------------------
         Operating Income                      994        16.9%            933      15.7%                1,842          15.4%
OTHER INCOME (EXPENSE)
    Other income                                44         0.7%            105       1.8%                  191           1.6%
    Interest expense                          (362)       (6.2%)          (359)     (6.0%)                (720)         (6.0%)
                                        -----------------------------------------------------      -----------------------------
Income before income taxes                     676        11.5%            679      11.4%                1,313          11.0%
                                        -----------------------------------------------------      -----------------------------
Income taxes                                   247         4.2%            255       4.3%                  476           4.0%
Net income from continuing operations          429         7.3%            424       7.1%                  837           7.0%
                                        =====================================================      =============================
Basic earnings per share                  $   0.98                   $    0.99                      $     3.39
Fully-diluted earnings per share          $   0.95                   $    0.96                      $     3.09
                                        =====================================================      =============================
EBITDA/(1)/                               $  1,559        26.5%      $   1,518      25.6%           $    3,002          25.1%

(1) Includes depreciation and goodwill impairment.




--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 15

Financial Review                                              [Motor Cargo Logo]
--------------------------------------------------------------------------------

Union Pacific Historical Income Statement Highlights
----------------------------------------------------

                            Union Pacific: Percent Change from Previous Year

                               1999          2000           Six Months Ended
                             vs. 1998      vs. 1999       6/30/01 vs. 6/30/00
                        --------------------------------------------------------
Revenue                        6.9%           5.7%               1.2%
Operating Income                NM            5.5%              (6.1%)
EBITDA                          NM            5.4%              (2.6%)
Net Income                      NM            7.5%              (1.2%)
Basic EPS                       NM            7.9%               1.0%
Diluted EPS                     NM            7.1 %              1.1%




--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 16

Valuation Analysis                                            [Motor Cargo Logo]
--------------------------------------------------------------------------------

Historical Stock Price and Exchange Ratio Analysis
--------------------------------------------------

           CRGO Stock Performance                     UNP Stock Performance
            10/16/00 to 10/15/01                      10/16/00 to 10/15/01

       [Graph showng price and volume]          [Graph showing price and volume]


CRGO Stock Performance
----------------------

52-week high:         $10.06
52-week low:          $5.13
10-day average:       $9.69
30-day average:       $8.74
180-day average:      $8.54
Since 10/16/00:       $8.00

CRGO (divided) UNP
------------------

52-week high:        0.1660
52-week low:         0.1303
10-day average:      0.2074
30-day average:      0.1801
180-day average:     0.1584
Since 10/16/00:      0.1530

UNP Stock Performance/
----------------------
Equivalent Consideration
------------------------

52-week high:         $60.60 @ 0.26 = $15.76
52-week low:          $39.38 @ 0.26 = $10.24
10-day average:       $46.73 @ 0.26 = $12.15
30-day average:       $48.53 @ 0.26 = $12.62
180-day average:      $53.92 @ 0.26 = $14.02
Since 10/16/00:       $52.28 @ 0.26 = $13.59




--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 17

Valuation Analysis                                            [Motor Cargo Logo]
--------------------------------------------------------------------------------

Historical Stock Price and Exchange Ratio Analysis
--------------------------------------------------

       CRGO versus UNP Relative            CRGO & UNP Relative Performance
           Stock Performance                    versus Selected Indices
         10/16/00 to 10/15/01                    10/16/00 to 10/15/01

   [Graph showng price comparisons]        [Graph showing price comparisons]


CRGO & UNP Stock Performance
----------------------------

CRGO has appreciated 78.9% since 10/16/00.
UNP has appreciated 17.7% since 10/16/00.


Relevant Equity Index Performance
---------------------------------

S&P 500 Index has declined 20.9% since 10/16/00.
LTL index has appreciated 43.7% since 10/16/00.
Class I index has appreciated 38.4% since 10/16/00.


Research Analyst Twelve-Month Price Targets /(1)/
-------------------------------------------------

Union Pacific
        9/25/01:  Morgan Stanley, Outperform, $60.00
        9/20/01:  CSFB, Strong Buy, $65.00
Motor Cargo
        Not Available

(1)  Source:  Investext/TM/ Investment Research



--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 18

Valuation Analysis                                            [Motor Cargo Logo]
--------------------------------------------------------------------------------


Historical Stock Price and Exchange Ratio Analysis
--------------------------------------------------

Overview

   o Morgan Keegan compared the historical ratios of the average closing price of Union Pacific common stock to the average closing price of Motor Cargo over various periods ended October 15, 2001.

   o Examined the premium or discount represented by the transaction exchange ratio over the average exchange ratio over various time periods.


         Historical Exchange Ratio: CRGO Closing Price/UNP Closing Price
                              10/16/00 to 10/15/01

                   [Graph of actual ratio and exchange ratio]




--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 19

Valuation Analysis                                            [Motor Cargo Logo]
--------------------------------------------------------------------------------

The following table sets forth the ratios of the average closing prices of Union Pacific common stock compared to Motor Cargo common stock for various time periods ended October 15, 2001:

--------------------------------------------    --------------------     ---------------------------------
                Period Ended                       Average Market           Transaction Exchange Ratio/
                  10/15/01                         Exchange Ratio           Avg. Market Exchange Ratio
--------------------------------------------    --------------------     ---------------------------------
1 trading day (Oct. 15, 2001)                          0.2072                          25.5%

Last 10 trading days                                   0.2073                          25.4%

Last 30 trading days                                   0.1808                          43.8%

Last 180 trading days                                  0.1596                          62.9%

Since Oct. 16, 2000                                    0.1530                          70.0%





--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 20

Valuation Analysis                                            [Motor Cargo Logo]
--------------------------------------------------------------------------------


                                                   CRGO/UNP Exchange Ratio Histogram
                                                         10/16/00 to 10/15/01
                          less                                                                                  greater
Exchange Ratio            than 0.12     0.12-0.13   0.13-0.14   0.14-0.15   0.15-0.16   0.16-0.17   0.17-0.18   than 0.18

Frequency                     0            24           42         49          46          50          17          13
(number of days)

Conclusion

   o The transaction exchange ratio is higher than the average exchange ratio of the closing prices for all time periods analyzed from October 16, 2000 to October 15, 2001.




--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 21

Valuation Analysis                                            [Motor Cargo Logo]
--------------------------------------------------------------------------------

Peer Group Analysis
-------------------

Overview

o In assessing the relative values of Motor Cargo and Union Pacific based on publicly-traded comparable companies, Morgan Keegan analyzed certain publicly-traded companies that were deemed to be comparable to Motor Cargo and Union Pacific in scope of business operations.

o Compared Motor Cargo's and Union Pacific's financial performance with the performance of their respective Peer Groups for the latest twelve months of publicly-available data, as well as estimates provided by First Call for 2001 and 2002.

o Derived valuation multiples by analyzing the specific Peer Group financial information.

o Applied these valuation multiples to Motor Cargo's and Union Pacific's results for the latest twelve months ended June 30, 2001 or book value as of June 30, 2001 to derive an implied range of equity values and price per share for Motor Cargo and Union Pacific.

o Used the implied price per share information to calculate an implied range of exchange ratios.

o Compared the low and high ends of the implied ranges of exchange ratios to the exchange ratio of the transaction.





--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 22

Valuation Analysis                                            [Motor Cargo Logo]
--------------------------------------------------------------------------------

Peer Group Analysis
-------------------

Operating Metrics Comparison

The less-than-truckload carriers peer group includes Arkansas Best Corporation, Arnold Industries, Consolidated Freightways, Old Dominion Freight Line, Roadway Corporation, USFreightways and Yellow Corporation.

                                                       CRGO
                                         CRGO          Rank            Low            High             Median
                                    -------------------------------------------------------------------------------
Adjusted Market Capitalization      $65.3 million    Smallest     $65.3 million  $858.9 million    $505.5 million
Operating Ratio                         92.5%        2nd Best         87.8%           94.9%             95.1%
EBITDA Margin                           13.9%        2nd Best         1.1%            19.6%             9.8%
Net Debt to Total Capital               -3.7%       3rd Lowest       -28.2%           40.6%             21.8%
Revenue Growth/(1)/                      9.2%       3rd Highest       2.3%            17.5%             6.7%
Basic EPS Growth/(1)/                   14.5%       4th Highest       11.7%           32.4%             22.2%

The Class I railroads peer group includes Burlington Northern Santa Fe, CSX Corporation and Norfolk Southern.

                                         UNP         UNP Rank          Low            High             Median
                                    -------------------------------------------------------------------------------
Adjusted Market Capitalization      $12.0 billion     Largest     $6.3 billion    $12.0 billion     $9.0 billion
Operating Ratio                         84.6%        2nd Best         78.8%           89.0%             85.7%
EBITDA Margin                           25.1%        2nd Best         18.5%           31.0%             23.3%
Net Debt to Total Capital               52.2%       3rd Highest       46.6%           57.2%             51.7%
Revenue Growth/(1)/                      7.8%       2nd Highest       -5.4%           10.6%             5.4%
Basic EPS Growth/(1)/                   -1.8%       2nd Highest      -31.5%           2.5%             -16.3%

(1) Compound annual growth rate from most recent four years.




--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 23

Valuation Analysis                                            [Motor Cargo Logo]
--------------------------------------------------------------------------------

LTL Carriers                                                                                          Morgan Keegan & Company, Inc.
Peer Group Analysis
($ in thousands except per share)
===================================================================================================================================



                                               52-Week Range
                                             -----------------
                                 Share Price                    Shares   Adjusted Marekt       Net    Enterprise
        Company/                 -----------                    ------   ------------------ --------- ----------
    Latest Financials     Ticker 10/15/2001    High      Low    Outst.   Capitalization (1) Debt (2)   Value (3)    Sales
------------------------- ------ ----------- -------  --------  ------   ------------------ --------- ---------- ----------
Arkansas Best Corporation  ABFS    $  22.54  $ 28.25  $  14.38  21,901       $ 493,651      $155,813  $  649,464 $1,731,718
       06/30/2001
Arnold Industries, Inc.    AIND    $  21.40  $ 21.75  $  14.50  25,440         544,414       (43,577)    500,837    455,300
       06/30/2001
Consolidated Freightways   CFWY    $   4.20  $  9.10  $   2.60  22,041          92,574        46,741     139,315  2,337,631
       06/30/2001
Motor Cargo lndustries     CRGO    $   9.95  $ 10.06  $   5.06   6,566          65,331        (2,164)     63,167    136,659
       06/30/2001
OId Dominion Freight       ODFL    $  11.51  $ 14.95  $   8.50   8,313          95,681        88,045     183,726    491,735
Line, Inc.
       06/30/2001
Roadway Corporation        ROAD    $  26.47  $ 30.30  $  16.44  19,542         517,281       (75,362)    441,919  2,947,476
       06/16/2001
USFreightways Corp.        USFC    $  31.87  $ 38.25  $  18.88  26,949         858,864       229,192   1,088,056  2,531,240
       06/30/2001
Yellow Corporation         YELL    $  20.90  $ 27.57  $  14.13  24,944       $ 521,335      $200,702  $  722,037 $3,458,636
       06/30/2001
                               Latest Twelve Months' (4)                 E.P.S.
                          ------------------------------------- --------------------------


                                                                         2001 Cal 2002 Cal
        Company/                                Net      Book            -------- --------
    Latest Financials      EBITDA     EBIT     Income   Value     LTM    Ext.(5)  Est. (5)
------------------------- --------- -------- -------- --------- -------  -------- --------
Arkansas Best Corporation $ 173,138 $118,740 $ 60,175 $ 312,745 $ 2.65   $ 1.77    $ 2.58
       06/30/2001
Arnold Industries, Inc.      89,450   55,700   35,391   288,366   1.40     1 32      1 61
       06/30/2001
Consolidated Freightways     26,218  (34,309) (41,569)  215,257  (1.91)   (3.00)     0.25
       06/30/2001
Motor Cargo lndustries       18,952   10,286    6,755    60,169   1.02     0.98      1.13
       06/30/2001
OId Dominion Freight         51,413   22,657   10,891   128,832   1.31     1.25      1 60
Line, Inc.
       06/30/2001
Roadway Corporation         146,808   82,562   45,293   342,884   2.39     1.91      2.82
       06/16/2001
USFreightways Corp.         243,516  128,920   66,858   660,006   2.53     1.70      2 32
       06/30/2001
Yellow Corporation        $ 238,513 $111,317 $ 42,716 $ 472,414 $ 1.76   $ 1.05    $ 2.18
       06/30/2001




1) Share price multiplied by number of shares outstanding including in-the-money options converted using the treasury method.
2) Short-term debt, long-term debt (including capitalized lease obligations), preferred stock and minority interest minus cash and marketable securities.
3)   Market value of equity plus net debt.
4) Income statement data excludes extraordinary items and discontinued operations.
5)   Mean estimates obtained from First Call.





--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 24

Valuation Analysis                                            [Motor Cargo Logo]
--------------------------------------------------------------------------------

LTL Carriers                                                                                           Morgan Keegan & Company, Inc.
Peer Group Analysis
($ in thousands except per share)

====================================================================================================================================


                                                                                                            Multiple of Enterprise
                                                    Ratios                                 Growth                  Value
                          ---------------------------------------------------------- -------------------- -------------------------
                                                        Net    Return on   Net Debt   Sales   Net Income
         Company          Operating EBITDA    EBIT    Income     Latest    to Total   4-Year    4-Year
           Name             Ratio   Margin   Margin   Margin     Equity    Capital     CAGR      CAGR     Sales    EBITDA    EBIT
------------------------- --------- -------  -------  -------- ----------  ---------  ------- ----------  -------  -------   ------
Arkansas Best Corporation     93.1%   10.0%     6.9%      3.5%      19.2%      33.3%     4.4%         NM    0.4 x    3.8 x    5.5 x
Arnold Industries, Inc.       87.8%   19.6%    12.2%      7.8%      12.3%     -17.8%     6.7%      11.7%    1.1 x    5.6 x    9.0 x
Consolidated Freightways     101.5%    1.1%       NM        NM         NM      17.8%     2.3%         NM    0.1 x    5.3 x     NM x
Motor Cargo Industries        92.5%   13.9%     7.5%      4.9%      11.2%      -3.7%     9.2%      14.5%    0.5 x    3 3 x    6.1 x
Old Dominion Freight
Line, Inc.                    95.4%   10.5%     4.6%      2.2%       8.5%      40.6%    12.9%      22.2%    0.4 x    3.6 x    8.1 x
Roadway Corporation           97.2%    5.0%     2.8%      1.5%      13.2%     -28.2%     6.4%      26.8%    0.1 x    3.0 x    5.4 x
US Freightways Corp.          94.9%    9.6%     5.1%      2.6%      10.1%      25.8%    17.5%      32.4%    0.4 x    4.5 x    8.4 x
Yellow Corporation            96.8%    6.9%     3.2%      1.2%       9.0%      29.8%     7.8%         NM    0.2 x    3.0 x    6.5 x
-------------------------
COMBINED:
-----------------------------------------------------------------------------------------------------------------------------------
Low                           87.8%    1.1%     2.8%      1.2%       8.5%     -28.2%     2.3%      11.7%    0.1 x    3.0 x    5.4 x
Mean                          94.9%    9.6%     6.0%      3.4%      11.9%      12.2%     8.4%      21.5%      0.4      4.0      7.0
High                         101.5%   19.6%    12.2%      7.8%      19.2%      40.6%    17.5%      32.4%      1.1      5.6      9.0
Median                        95.1%    9.8%     5.1%      2.6%      11.2%      21.8%     7.3%      22.2%      0.4      3.7      6.5
-----------------------------------------------------------------------------------------------------------------------------------
Median excl. Motor Cargo      95.4%    9.6%     4.9%      2.4%      11.2%      25.8%     6.7%      24.5%      0.4      3.8      7.3
-----------------------------------------------------------------------------------------------------------------------------------

                                     Multiple of Market Value
                            --------------------------------------------

         Company              Net      LTM     2001      2002    Book
           Name             Income     EPS    Cal.EPS   Cal.EPS  Value
-------------------------   --------  ------  --------  -------- -------
Arkansas Best Corporation      8.2 x   8.5 x    12.7 x     8.7 x  1.6 x
Arnold Industries, Inc.       15.4 x  15.3 x    16.2 x    13.3 x  1.9 x
Consolidated Freightways        NM x    NM x      NM x    16.8 x  0.4 x
Motor Cargo Industries         9.7 x   9.8 x    10.2 x     8.8 x  1.1 x
Old Dominion Freight
Line, Inc.                     8.8 x   8.8 x     9.2 x     7 2 x  0.7 x
Roadway Corporation           11.4 x  11.1 x    13.9 x     9.4 x  1.5 x
US Freightways Corp.          12.8 x  12.6 x    18.7 x    13.7 x  1.3 x
Yellow Corporation            12.2 x  11.9 x    19.9 x     9.6 x  1.1 x
-------------------------
COMBINED:
------------------------------------------------------------------------
Low                            8.2 x   8.5 x     9.2 x     7.2 x  0.4 x
Mean                            11.2    11.1      14.4      10.9    1.2
High                            15.4    15.3      19.9      16.8    1.9
Median                          11.4    11.1      13.9       9.5    1.2
------------------------------------------------------------------------
Median excl. Motor Cargo        11.8    11.5      15.0       9.6    1.3
------------------------------------------------------------------------



NA - Not Available
NM - Not Meaningful
========================================================================




--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 25

Valuation Analysis                  [Motor Cargo Logo]
--------------------------------------------------------------------------------

U.S. Class I Railroads                                                                               Morgan Keegan & Company, Inc.
Peer Group Analysis
($ in thousands except per share)
==================================================================================================================================


                                                    52-week range
                                                 --------------------
                                      Share                                             Adjusted
      Company/                        Price                              Shares          Market             Net        Enterprise
 Latest Financials          Ticker  10/15/2001     High       Low       Oustanding    Capitalization (1)  Debt (2)      Value (3)
-----------------------------------------------  --------------------  -----------------------------------------------------------
Union Pacific Corporation    UNP      $48.02      $60.70      $37.88     249,660       $11,988,675       $9,869,000    $21,857,675
         06/30/2001

Burlington Northern          BNI      $27.04      $34.00      $21.50     393,714       $10,646,018       $6,726,000    $17,372,018
Santa Fe
         06/30/2001

CSX Corporation              CSX      $34.38      $41.30      $20.06     214,104        $7,360,909       $6,322,000    $13,682,909
         06/29/2001

Norfolk Southern             NSC      $16.34      $24.11      $11.94     385,326        $6,296,222       $7,984,000    $14,280,222
         06/30/2001


                                                      Latest Twelve Months' (4)
                                     ---------------------------------------------------------------
      Company/                                                                  Net       Book
 Latest Financials          Ticker        Sales      EBITDA          EBIT      Income     Value         LTM     Est. (5)   Est. (5)
-----------------------------------------------------------------------------------------------------------------------------------
Union Pacific Corporation    UNP     $11,947,000   $3,002,000    $1,842,000   $837,000   $9,033,000     $3.31     $3.61     $4.24
         06/30/2001

Burlington Northern          BNI      $9,244,000   $2,870,000    $1,962,000   $849,000   $7,715,000     $2.13     $2.11     $2.43
Santa Fe
         06/30/2001

CSX Corporation              CSX      $8,168,000   $1,515,000      $896,000   $241,000   $6,032,000     $1.13     $1.63     $2.28
         06/29/2001

Norfolk Southern             NSC      $6,191,000   $1,335,000      $814,000   $272,000   $5,977,000     $0.71     $0.85     $1.16
         06/30/2001


(1) Share price multiplied by number of shares outstanding including in-the-money options converted using the treasury method.

(2) Short-term debt, long-term debt (including capitalized lease obligations), preferred stock and minority stock and minority interest minus cash and marketable securities.

(3)  Market value of equity plus net debt.

(4) Income statement data excludes extraordinary items & discontinued operations.

(5)  Mean estimates obtained from First Call.

================================================================================


U.S. Class I Railroads                                                                               Morgan Keegan & Company, Inc.
Peer Group Analysis
($ in thousands except per share)
==================================================================================================================================
                                                            Ratios                                         Growth
                            ----------------------------------------------------------------------  --------------------
                                                                                                                  Net
                                                                    Net     Return on    Net Debt      Sales    Income
          Company            Operating     EBITDA      EBIT       Income     Latest      to Total     4-Year    4-Year
           Name                Ratio       Margin     Margin      Margin     Equity      Capital       CAGR      CAGR
------------------------------------------------------------------------------------------------------------------------
Union Pacific Corporation      84.6 %      25.1 %     15.4 %       7.0 %        93 %       52.2 %     7. 8 %    -1.8 %
Burlington Northern Santa Fe   78.8 %      31.0 %     21.2 %       9.2 %          NM       46.6 %      3.0 %     2.5 %
CSX Corporation                89.0 %      18.5 %     11.0 %       3.0 %       4.0 %       51.2 %     -5.4 %   -31.5 %
Norfolk Southern               86.9 %      21.6 %     13.1 %       4.4 %       4.6 %       57.2 %     10.6 %   -30.9 %

----------------------------
COMBINED
------------------------------------------------------------------------------------------------------------------------
Low                            78.8 %      18.5 %     11.0 %       3.0 %       4.0 %       46.6 %     -5.4 %   -31.5 %
Mean                           84.8 %      24.1 %     15.2 %       5.9 %       5.9 %       51.8 %      4.0 %   -15.4 %
High                           89.0 %      31.0 %     21.2 %       9.2 %       9.3 %       57.2  %    10.6 %     2.5 %
Median                         85.7 %      23.3 %     14.3 %       5.7 %       4.6 %       51.7 %      5.4 %   -16.3 %
Median excl. Union Pacific     86.9 %      21.6 %     13.1 %       4.4 %       4.3 %       51.2 %      3.0 %   -30.9 %
------------------------------------------------------------------------------------------------------------------------


                                  Multiple of Enterprise Value          Multiple of Market Value
                            -------------------------------------------------------------------------

                                                                         2001    2002
          Company                                            Net      LTM     Cal     Cal     Book
           Name                 Sales     EBITDA   EBIT    Income     EPS     EPS     EPS    Value
-----------------------------------------------------------------------------------------------------
Union Pacific Corporation       1.8 x      7.3 x   11.9 x   14.3 x  14.5 x   13.3 x  11.3 x   1.3 x
Burlington Northern Santa Fe    1.9 x      6.1 x    8.9 x   12.5 x  12.7 x   12.8 x  11.1 x   1.4 x
CSX Corporation                 1.7 x      9.0 x   15.3 x   30.5 x  30.4 x   21.1 x  15.1 x   1.2 x
Norfolk Southern                2.3 x     10.7 x   17.5 x   23.1 x  23.0 x   19.2 x  14.1 x   1.1 x

----------------------------
COMBINED
-----------------------------------------------------------------------------------------------------
Low                             1.7 x      6.1 x    8.9 x   12.5 x  12.7 x   12.8 x  11.1 x   1.1 x
Mean                            1.9        8.3     13.4     20.1    20.2     16.6    12.9     1.2
High                            2.3       10.7     17.5     30.5    30.4     21.1    15.1     1.4
Median                          1.9        8.2     13.6     18.7    18.8     16.3    12.7     1.3
Median excl. Union Pacific      1.9        9.0     15.3     23.1    23.0     19.2    14.1     1.2
-----------------------------------------------------------------------------------------------------






-------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                           Page 26

Valuation Analysis                                           [Motor Cargo Logo]
--------------------------------------------------------------------------------

Peer Group Analysis
-------------------

Summary

($ in thousands except per share values)

o Trading multiples of the appropriate peer group as a whole were deemed more meaningful than multiples of any particular company.

o No company utilized in their respective peer groups were identical to either Motor Cargo or Union Pacific.

o Mathematical analysis, such as determining the median, is not in itself a meaningful method of using comparable company data.

---------------------------------------------------------
             Motor Cargo
---------------------------------------------------------

                                       Peer Group
                         CRGO            Median            Implied                           Implied             Implied
                     LTM Results        Multiples     Enterprise Value      Net Debt      Equity Value       Price per Share
---------------------------------------------------------------------------------------------------------------------------------
Sales                 $136,659            0.4x             $54,664          ($2,164)         $56,828              $8.66
EBITDA                 $18,952            3.8x             $72,018          ($2,164)         $74,182              $11.31
EBIT                   $10,286            7.3x             $75,088          ($2,164)         $77,252              $11.78
Book Value             $60,169            1.3x             $76,056          ($2,164)         $78,220              $11.93
Net Income              $6,755            11.8x            $77,545          ($2,164)         $79,709              $12.15

---------------------------------------------------------
             Union Pacific
---------------------------------------------------------

                                      Peer Group          Implied
                        UNP             Median          Enterprise                          Implied             Implied
                    LTM Results        Multiples           Value           Net Debt      Equity Value       Price per Share
--------------------------------------------------------------------------------------------------------------------------------
Sales               $11,947,000          1.9x           $22,699,300       $9,869,000      $12,830,300            $51.44
EBITDA               $3,002,000          9.0x           $27,018,000       $9,869,000      $17,149,000            $68.76
EBIT                 $1,842,000          15.3x          $28,182,600       $9,869,000      $18,313,600            $73.43
Book Value           $9,003,000          1.2x           $20,672,600       $9,869,000      $10,803,600            $43.32
Net Income            $837,000           23.1x          $29,203,700       $9,869,000      $19,334,700            $77.52




--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 27

Valuation Analysis                                           [Motor Cargo Logo]
--------------------------------------------------------------------------------



Peer Group Analysis
-------------------

Conclusion

------------------------------------------------------------------------------------------------------------------------------
                                                  Implied Equity Value Per Share
------------------------------------------------------------------------------------------------------------------------------
                          CRGO                                                                 UNP
------------------------------- --------------------------           ------------------------ --------------------------------
             Low                          High                                 Low                         High
------------------------------- --------------------------           ------------------------ --------------------------------
            $8.66                        $12.15                              $43.32                       $77.52


------------------------------------------------------------------------------------------------------------------------------
                                                      Implied Exchange Ratio
------------------------------------------------------------------------------------------------------------------------------
          Based on Low Implied Value Per Share                                Based on High Implied Value Per Share
---------------------------------------------------------- --------- ---------------------------------------------------------
CRGO                                   $8.66                         CRGO                                 $12.15
UNP                                   $43.32                         UNP                                  $77.52
                                --------------------------                                         ---------------------------
Exchange Ratio                        0.2000                         Exchange Ratio                       0.1588
                                --------------------------                                         ---------------------------


------------------------------------------------------------------------------------------------------------------------------
                                                    Implied Exchange Ratio Range
------------------------------------------------------------------------------------------------------------------------------
          Based on Low Implied Value Per Share                                Based on High Implied Value Per Share
----------------------------------------------------------           ---------------------------------------------------------
                         0.2000                                                               0.1568

------------------------------------------------------------------------------------------------------------------------------
                                 Transaction Exchange Ratio Premium to Implied Exchange Rate
------------------------------------------------------------------------------------------------------------------------------
                          30.0%                                                                65.9%
----------------------------------------------------------           ---------------------------------------------------------





--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 28

Valuation Analysis                                           [Motor Cargo Logo]
--------------------------------------------------------------------------------


Selected Precedent Transactions Analysis
----------------------------------------

Overview

o Searched selected databases and public filings for valuation data on mergers and acquisitions involving companies comparable to Motor Cargo.

o Identified those transactions with available financial information that were deemed most relevant.

o Applied certain valuation multiples of precedent transactions to Motor Cargo's results for the latest twelve months ended June 30, 2001, or book value as of June 30, 2001, to derive an implied range of equity values and price per share for Motor Cargo.

o The implied share price of Motor Cargo was compared to Union Pacific's closing price on October 15, 2001 of $48.02 to calculate an implied exchange ratio.

o UNP's closing share price of $48.02 on October 15, 2001 is between its 10-day and 30-day averages for the period ended October 15, 2001.

o Compared the implied exchange ratio to that of the proposed transaction and calculated a premium or discount to the implied exchange ratio.





--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 29

Valuation Analysis                                           [Motor Cargo Logo]
--------------------------------------------------------------------------------


Selected Precedent Transactions Analysis
----------------------------------------

Selected Transactions
                     -
($ in millions except per share values)

                                                                                          ---------------------------------------
                                                                                                  LTM Results of Target
---------------------------------------------------------------------------------------------------------------------------------
Effective   Acquiror                                  Equity        Net       Enterprise                                   Net
Date        Target                    Consideration    Value        Debt        Value      Revenue       EBIT    EBITDA   Income
---------------------------------------------------------------------------------------------------------------------------------
Pending     Roadway Corporation
              Arnold Industries       Cash            $ 553.7      $(43.6)      $ 510.1    $  455.3    $ 55.7   $ 81.7    $ 35.4
 02/01/01   FedEx Corporation
              American Freightways    Cash/Stock      $ 956.3      $262.1       $1,218.3   $1,352.6    $126.9   $189.3    $ 66.3
 07/01/99   Yellow Corporation
               Jevic Transportation   Cash             $158.0      $ 39.3       $ 197.2   $  237.1    $ 17.8   $ 33.4    $  9.6
---------------------------------------------------------------------------------------------------------------------------------
                                     ------------------------------------------------------------
                                                  Enterprise Value Multiples of: Equity Value
                                       Book Value                                Multiples of:
                                          per    ------------------------------------------------
                                        Diluted                                   Net      Book
                                         Share      Revenue   EBIT    EBITDA     Income   Value
-------------------------------------------------------------------------------------------------
Effective   Acquiror
Date        Target
-------------------------------------------------------------------------------------------------
Pending     Roadway Corporation         $11.33       1.1x     9.2x     6.2x      15.6x   l.9x
              Arnold Industries
 02/01/01   FedEx Corporation
              American Freightways      $10.74       0.9x     9.6x     6.4x      14.4x   2.6x
 07/01/99   Yellow Corporation
               Jevic Transportation      $6.91       0.8x    11.1x     5.9x      16.4x   2.0x
-------------------------------------------------------------------------------------------------
                                         High        1.1x    11.1x     6.4x      16.4x   2.6x
                                         Low         0.8x     9.2x     5.9x      14.4x   1.9x
                                         Mean        1.0x     9.9x     6.2x      15.5x   2.2x
                                        Median       0.9x     9.6x     6.2x      15.6x   2.0x
                                      -----------------------------------------------------------

Summary

                                   Transactions
                      CRGO            Median            Implied                                  Implied              Implied
                   LTM Results       Multiples      Enterprise Value         Net Debt         Equity Value        Price per Share
-----------------------------------------------------------------------------------------------------------------------------------
Sales               $136,659           0.9x             $122,993             ($2,164)           $125,157               $19.08
EBITDA               $18,952           6.2x             $118,260             ($2,164)           $120,424               $18.36
EBIT                 $10,286           9.6x             $98,746              ($2,164)           $100,910               $15.39
Book Value           $60,169           2.0x             $119,979             ($2,164)           $122,143               $18.62
Net Income           $6,755            15.6x            $103,484             ($2,164)           $105,648               $16.11
-----------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 30

Valuation Analysis                                           [Motor Cargo Logo]
--------------------------------------------------------------------------------

Selected Precedent Transactions Analysis

Conclusion

o Transaction multiples vary for many reasons including: differences in pre-transaction operating performance; other hidden or intangible assets not apparent in historical operating performance; non-disclosed addbacks.

o Morgan Keegan put less emphasis on the precedent transactions analysis for several reasons including:

     o American Freightways had over $1.2 billion revenue in 2000, approximately ten times larger than Motor Cargo's revenue;

     o Arnold Industries' main operating subsidiary, New Penn Motor Express, had revenue of approximately $236 million in 2000 and an operating ratio of 80.0%, the best among publicly-held LTL carriers; and

     o Jevic Transportation's annual revenue is approximately two times larger than Motor Cargo's and has a unique operating model, which distinguishes it from other regional LTL carriers.

---------------------------------------------------------------------------------------------
                               Implied Equity Value Per Share
---------------------------------------------------------------------------------------------
                                             CRGO
---------------------------------------------------------------------------------------------
                    Low                                              High
---------------------------------------------      ------------------------------------------
                   $15.39                                           $19.08


---------------------------------------------------------------------------------------------
                                    Implied Exchange Ratio
---------------------------------------------------------------------------------------------
    Based on Low Implied Value Per Share             Based on High Implied Value Per Share
--------------------------------------------- ---- ------------------------------------------
CRGO                            $15.39             CRGO                            $19.08
UNP (1)                         $48.02             UNP (1)                         $48.02
                        ---------------------                           ---------------------
Exchange Ratio                   0.3204            Exchange Ratio                 0.3974
                        ---------------------                           ---------------------


---------------------------------------------------------------------------------------------
                                Implied Exchange Ratio Range
---------------------------------------------------------------------------------------------
    Based on Low Implied Value Per Share             Based on High Implied Value Per Share
---------------------------------------------      ------------------------------------------
                   0.3204                                           0.3974


---------------------------------------------------------------------------------------------
            Implied Exchange Ratio Premium (Discount) to Implied Exchange Ratio
---------------------------------------------------------------------------------------------
                   (18.8%)                                          (34.6%)
---------------------------------------------      ------------------------------------------


(1)  Union Pacific's closing price on 10/15/01



--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 31

Valuation Analysis                                            [Motor Cargo Logo]
--------------------------------------------------------------------------------

Discounted Cash Flow Analysis
-----------------------------

Overview

o Performed a discounted cash flow analysis ("DCF") on the projected cash flows of Motor Cargo for the fiscal years ending December 31, 2002 through December 31, 2006.

o A range of discount rates and terminal multiples based on estimated EBITDA for the fiscal year ending December 31, 2006 was used to calculate a range of implied equity values and price per share for Motor Cargo's common stock.

o The implied share prices were compared to Union Pacific's closing share price on October 15, 2001 of $48.02 to calculate a range of implied exchange ratios.






--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 32

Valuation Analysis                                            [Motor Cargo Logo]
--------------------------------------------------------------------------------

Motor Cargo Industries
Discounted Cash Flow Analysis
($ in thousands except per share data)


                                                                 For Years Ended December 31,                        Expected
                                             ---------------------------------------------------------------------   Terminal
                                                    2002P          2003P          2004P        2005P      2006P        Value
                                             --------------- --------------- ------------- ----------- -----------  -----------

Revenue                                           $ 152,289       $ 162,949     $ 174,356   $ 186,561   $ 199,620
Operating Expenses:
     Operating Expenses Excluding                   130,892         139,973       149,802     l60,256     171,474
         Depreciation
     Depreciation                                     9,442          10,103        10,810      11,567      12,376
                                             --------------- --------------- ------------- ----------- -----------
         Total Operating Expenses                   140,334         150,076       160,612     171,823     183,850
                                             --------------- --------------- ------------- ----------- -----------
                  EBIT                               11,955          12,873        13,744      14,738      15,770

Income Taxes (1)                                      4,662           5,020         5,360       5,748       6,150
                                             --------------- --------------- ------------- ----------- -----------
     After-Tax EBIT                                 $ 7,293         $ 7,853       $ 8,834     $ 8,990     $ 9,620
Capital Expenditures                               (11,000)        (11,770)      (12,594)    (13,475)    (14,419)
Depreciation                                          9,442          10,103        10,810      11,567      12,376
Change in Net Working Capital                       (1,500)         (1,700)       (2,000)     (2,300)     (2,600)
                                             --------------- --------------- ------------- ----------- -----------
         Unlevered Free Cash Flow                  $ 4,235         $ 4,486       $ 4,600     $ 4,782     $ 4,977

Terminal value expressed as a multiple of                                                                            $ 98,511
2006 EBITDA

Discount Period                                        1.00            2.00          3.00        4.00        5.00        5.00

Discount Factor                                        1.11            1.22          1.36        1.50        1.66        1.66

PV of Cash Flow                                     $ 3,827         $ 3,663       $ 3,395     $ 3,189     $ 2,999    $ 59,357

---------------------------------------------------------------------------  ---------------------------------------------------
     Terminal value expressed as a multiple of 2006 EBIDTA        3.50       PV of Cash Flows                   $   76, 430
     Weighted average cost of capital                            10.67%      ---------------------------------------------------
---------------------------------------------------------------------------  Less:  Net Debt                          2,164
                                                                                                              -------------
                                                                             ---------------------------------------------------
                                                                             Implied Equity Value               $    78,594
                                                                             ---------------------------------------------------
                                                                             Fully-Diluted Shares (000's)             6,566
                                                                             ---------------------------------------------------
                                                                             Implied Price Per Share          $       11.97
                                                                             ---------------------------------------------------


Notes:
-----

(1) Taxes computed using a 39% tax rate - assumes majority shareholder will be able to use tax deduction.



--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 33

Valuation Analysis                                            [Motor Cargo Logo]
--------------------------------------------------------------------------------

Motor Cargo Industries
Discounted Cash Flow Analysis
Weighted Average Cost of Capital Calculation ("WACC")

Cost of Equity:
   Risk free rate                      5.38%  30 year Treasury

   Market risk premium                 8.10%  Per Ibbotson Associates

   Small cap premium                   2.20%  Per Ibbotson Associates - expected non-beta small cap premium of 2.2%.

   Industry premium                   -1.56%  Per lbbotson Associates - industry premia estimates for Motor Freight Transportation and Warehousing.
                                  -----------
   Total cost of equity               14.12%


After-tax Cost of Debt:

   Assumed borrowing rate              7.00%

   Tax rate                           39.00%

   After-tax cost of debt              4.27%


Net Debt to Total Capital Ratio:


   Net debt                              35%

   Stockholders' equity                  65%
                                  -----------
   Total capital                        100%


   Assumed net debt to                35.00%
        total capital ratio

---------------------------------------------
WACC                                 10.67%
---------------------------------------------



--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 34

Valuation Analysis                                            [Motor Cargo Logo]
--------------------------------------------------------------------------------

Motor Cargo Industries
Discounted Cash Flow  - Sensitivity Analysis
($ in thousands except per share data)


                                 Implied Equity Value              Implied Value Per Share        Implied Exchange Ratio (1)
                               EBITDA Terminal Multiple           EBITDA Terminal Multiple         EBITDA Terminal Multiple
                           ---------------------------------- ---------------------------------- ------------------------------
                              3.0        3.5         4.0      3.0         3.5         4.0        3.0        3.5       4.0
             ------------- ---------- ----------- ----------- ----------- ----------- ---------- ---------- --------- ---------
       WACC      10.17%     $ 71,502    $ 80,716     $88,850  $10.89      $12.21      $13.53     0.2357     0.2642    0.2928
             ------------- ---------- ----------- ----------- ----------- ----------- ---------- ---------- --------- ---------
                   10.42%     70,804      79,380      87,956  $10.78      $12.09      $13.40     0.2334     0.2616    0.2899
             ------------- ---------- ----------- ----------- ----------- ----------- ---------- ---------- --------- ---------
                   10.67%     70,114      78,594      87,073  $10.68      $11.97      $13.26     0.2311     0.2590    0.2870
             ------------- ---------- ----------- ----------- ----------- ----------- ---------- ---------- --------- ---------
                   10.92%     69,433      77,818      86,202  $10.57      $11.85      $13.13     0.2288     0.2565    0.2841
             ------------- ---------- ----------- ----------- ----------- ----------- ---------- ---------- --------- ---------
                   11.17%     68,762      77,052      85,343  $10.47      $11.74      $13.00     0.2266     0.2540    0.2813
             ------------- ---------- ----------- ----------- ----------- ----------- ---------- ---------- --------- ---------


(1)  Using NIP's closing price of $48.02 on October 15, 2001

Conclusion

o    The DCF valuation is dependent upon a number of factors including:

     o    The validity of management's projections

     o    Terminal multiple

     o    Discount rate

o This analysis resulted in an implied price per share range of $10.47 to $13.53 and an implied exchange ratio range of 0.2266 to 0.2928.






Morgan Keegan & Company, Inc.                                            Page 35
--------------------------------------------------------------------------------

Valuation Analysis                                            [Motor Cargo Logo]
--------------------------------------------------------------------------------

Pro Forma Impact Analysis
-------------------------

o Analyzed certain pro forma effects of the merger including the impact of the merger on Union Pacific's estimated earnings for 2002 using different assumptions for the composition of the stock/cash consideration.

o    The table below represents a summary of this analysis.

                --------------------------------------------------------------------------------------------------------------
                           Percentage of
                     Transaction Consideration          First Call 2002        Resulting Combined           Accretion/
                              in Stock                 Earnings Estimate        Company 2002 EPS           (Dilution) %
                --------------------------------------------------------------------------------------------------------------
                               100.0%                        $4.26                  $4.2594                  (0.013%)
                               95.7%                         $4.26                  $4.2600                   0.000%
                               75.0%                         $4.26                  $4.2628                   0.066%
                               50.0%                         $4.26                  $4.2662                   0.145%
                --------------------------------------------------------------------------------------------------------------

Conclusion: If less than approximately 96% of Motor Cargo common shares are exchanged for shares of Union Pacific, the transaction would have an accretive effect on the projected earnings per share for the combined company for 2002. However, no synergies or cost savings have been incorporated into this analysis. In addition, since Union Pacific's estimated net income for 2002 is significantly larger than Motor Cargo's, the change in the accretive or dilutive effect of the various scenarios is minimal.

Assumptions

-    Union Pacific's cost of borrowing is 7.0%.

-    Union Pacific's effective tax rate is 37.5%.

- In accordance with FASB Statement No. 142, goodwill will be written off if and when it is deemed to be impaired.

- Shares outstanding were calculated including in-the-money options and warrants converted using the treasury method. Closing prices on October 15, 2001 were used for this calculation.

- Legal, investment banking and accounting fees total $2.0 million and are amortized over five years.

-    No synergies or cost savings have been included in this analysis.




--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 36

Valuation Analysis                                            [Motor Cargo Logo]
--------------------------------------------------------------------------------

Premium Analysis
----------------

Overview

o Analyzed the premiums paid for selected completed non-financial institution and non-technological mergers and acquisitions of publicly-traded companies with equity values between $25 million and $100 million since January 1, 2000.

o Analyzed the premiums paid for all trucking (truckload and less-than-truckload) mergers and acquisitions of publicly-traded companies since October 1, 1997.

o Analyzed the premiums paid over the target's stock price one day, one week and one month prior to the announcement date of their respective transactions, calculated the median of these premiums and applied these premiums to Motor Cargo's closing stock price on 10/15/01, 10/9/01 and 8/28/01 (UNP/CRGO transaction was announced after the market closed on 10/15/01) to calculate an implied stock price for Motor Cargo's common stock.

o The implied share price for Motor Cargo's common stock was divided by Union Pacific's closing price on October 15, 2001 to calculate an implied exchange ratio.

o Compared the implied price for Motor Cargo's common stock and the implied exchange ratio to that of the proposed transaction and calculated a premium or discount to these implied values.

o    Data for the premium analysis was obtained from Mergerstat(R).



--------------------------------------------------------------------------------
Morgan Keegan & Company, Inc.                                            Page 37

Valuation Analysis                                            [Motor Cargo Logo]
--------------------------------------------------------------------------------


Premium Analysis
----------------

Summary and Conclusion

                                                               -------------------------------------------------------------
                                                                     Transaction Announcement Date of October 15 2001
                                                               -------------------------------------------------------------
                                                                  10/15/01             10/9/01               8/28/01
-------------------------------------------------------------- ---------------- ---------------------- ---------------------
Motor Cargo Closing Price                                      $       9.95     $          9.45        $         8.80
-------------------------------------------------------------- ---------------- ---------------------- ---------------------
Cash Consideration of $12.10 represents a premium of:                 21.6%               28.0%                 37.5%
Stock Consideration of $12.49 (1) represents a premium of:            25.5%               32.2%                 41.9%
-------------------------------------------------------------- ---------------- ---------------------- ---------------------


Selected Completed Non-Financial/Non-Technological Transactions with Equity
    Values Between $25-$100 Million Since 1/1/00 (including 168 transactions):

----------------------------------------------------------------------------------------------------------------------------
                                                                       Days Prior to Transaction Announcement Date
                                                               -------------------------------------------------------------
                                                                     One Day             Five Days          Thirty Days
                                 ----------------------------- --------------------- ------------------ --------------------
                                 Median                                       25.5%              30.3%                45.8%
----------------------------------------------------------------------------------------------------------------------------
Implied Stock Price                                                         $ 12.48            $ 12.32              $ 12.83
Implied Exchange Ratio (2)                                                   0.2600             0.2565               0.2672
Premium/(Discount) to Proposed Transaction:
Implied Stock Price                                                          (3.1%)             (1.7%)               (5.7%)
Implied Exchange Ratio                                                         0.0%               1.4%               (2.7%)
----------------------------------------------------------------------------------------------------------------------------


All Trucking Transactions Since 10/1/97 (including 8 transactions):

----------------------------------------------------------------------------------------------------------------------------
                                                                       Days Prior to Transaction Announcement Date
                                                               -------------------------------------------------------------
                                                                     One Day             Five Days          Thirty Days
                                 ----------------------------- --------------------- ------------------ --------------------
                                 Median                                       24.2%              23.1%                30.3%
-------------------------------------------------------------- --------------------- ------------------ --------------------
Implied Stock Price                                                         $ 12.36            $ 11.63              $ 11.47
Implied Exchange Ratio (2)                                                   0.2574             0.2422               0.2388
Premium/(Discount) to Proposed Transaction:
Implied Stock Price                                                          (2.1%)               4.0%                 5.5%
Implied Exchange Ratio                                                         1.0%               7.3%                 8.9%
-------------------------------------------------------------- --------------------- ------------------ --------------------

(1) Union Pacific closing share price of $48.02 on October 15, 2001 @ 0.26 exchange ratio equals $12.49
(2) Based on using Union Pacific closing share price of $48.02 on October 15, 2001.


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Morgan Keegan & Company, Inc.                                            Page 38

Valuation Analysis                                            [Motor Cargo Logo]
--------------------------------------------------------------------------------


Summary of Indicated Exchange Ratios
------------------------------------

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Morgan Keegan believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying the Morgan Keegan opinion. No company or transaction used in the analysis performed by Morgan Keegan as a comparison is identical to Motor Cargo, Union Pacific or the contemplated merger. In addition, Morgan Keegan may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumption, so that the range of valuation resulting from any particular analysis described below should not be taken to be Morgan Keegan's view of the actual value of Motor Cargo or Union Pacific.

The following table sets forth the indicated ranges of implied share prices and exchange ratios as outlined in the previous analyses.

--------------------------------------------------------------------------------
Valuation Method                           Conclusion
--------------------------------------------------------------------------------

Historical Exchange Ratio Analysis         The transaction exchange ratio
                                           represents a premium to the average
                                           exchange ratio of the closing prices
                                           for all time periods analyzed between
                                           October 16, 2000 to October 15, 2001.

--------------------------------------------------------------------------------
Peer Group Analysis                        Implied CRGO share price range of
                                           $8.66 to $12.15 and an implied
                                           exchange ratio range of 0.1568
                                           to 0.2000.

--------------------------------------------------------------------------------
Selected Precedent Transactions Analysis   Implied CRGO share price range of
                                           $15.39 to $19.08 and an implied
                                           exchange ratio range of 0.3204
                                           to 0.3974.

--------------------------------------------------------------------------------
Discounted Cash Flow Analysis              Implied CRGO share price range of
                                           $10.47 to $13.53 and an implied
                                           exchange ratio range of 0.2266
                                           to 0.2928.

--------------------------------------------------------------------------------
Pro Forma Impact Analysis                  Assuming no post-closing synergies or
                                           cost savings, the transaction is
                                           accretive to UNP's estimated earnings
                                           per share for 2002 so long as not
                                           more than approximately 96% of CRGO's
                                           shares are converted into UNP stock.
                                           However, the change in the accretive
                                           or dilutive effect based on the
                                           percentage of CRGO shares exchanged
                                           for UNP stock is minimal given that
                                           UNP's estimated net income is
                                           significantly larger than CRGO's.

--------------------------------------------------------------------------------
Premium Analysis                           Based on the average premium paid for
                                           non-financial and non-technological
                                           transactions since 1/1/00, the
                                           implied CRGO share price range is
                                           $12.32 to $12.83 and the implied
                                           exchange ratio is 0.2565 to 0.2672.
                                           Based on the average premium paid
                                           for all trucking transactions since
                                           10/1/97, the implied CRGO share
                                           price range is $11.47 to $12.36 and
                                           the implied exchange ratio is 0.2388
                                           to 0.2574.


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Morgan Keegan & Company, Inc.                                            Page 39